EXHIBIT 31.2

CERTIFICATION

I, Jacquelyn Barry Hamilton, Chief Financial Officer of Zoom Telephonics, Inc., certify that:

1.
I have reviewed this Amendment No. 1 to the Quarterly Report on Form 10-Q of Zoom Telephonics, Inc.; and

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: November 13, 2020	By:	/s/ JACQUELYN BARRY HAMILTON
Jacquelyn Barry Hamilton Chief Financial Officer (Principal Financial Officer)